UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

TYCO INTERNATIONAL (US) INC. RETIREMENT SAVINGS AND INVESTMENT PLAN II

(Exact Name of Registrant as Specified in its Charter)

Not Applicable	58-113677
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Tyco International (US) Inc. 9 Roszel Road Princeton, NJ 08540
(Address of Principal Executive Offices, including Zip Code)

(609) 720-4200
(Registrant’s Telephone Number, including Area Code)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 19, 2004, the Tyco International (US) Inc. Retirement Savings and Investment Plan II (the “Plan”) dismissed PricewaterhouseCoopers LLP as its independent accountants.  The Plan engaged Mitchell & Titus LLP to serve as the Plan’s independent accountants, effective as of such date.

PricewaterhouseCoopers LLP’s audit reports on the Plan’s financial statements as of and for the years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2002 and through April 19, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its audit reports on the Plan’s financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan has provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PricewaterhouseCoopers LLP agrees with the above statements.  Attached as Exhibit 16.1 is a copy of such letter, dated April 20, 2004.

During the years ended December 31, 2001 and 2002, the Plan did not consult Mitchell & Titus LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit No.	Description

16.1	Letter dated April 20, 2004 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on April 20, 2004.

TYCO INTERNATIONAL (US) INC. RETIREMENT
SAVINGS AND INVESTMENT PLAN II
(Registrant)

	By:	/s/ JANE GREENMAN
Jane Greenman
Member, Investment Committee

Date: April 20, 2004

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated April 20, 2004 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission